Exhibit 99.1

FOR IMMEDIATE RELEASE

Group 1 Automotive to Participate in the Bank of America Merrill Lynch 2019 Auto Dealer Day in New York City

HOUSTON, TEXAS – December 2, 2019 – /PRNewswire/ – Group 1 Automotive, Inc. (NYSE: GPI), ("Group 1" or the "Company"), an international, Fortune 500 automotive retailer, today announced that senior management will participate in the Bank of America Merrill Lynch 2019 Auto Dealer Day, which is taking place at the Bank of America Tower in New York City, on Wednesday, December 4, 2019.

Bank of America Merrill Lynch 2019 Auto Dealer Day:

Location: Bank of America Tower – New York, New York

▪	Parts & Service Panel Time and Date: 2:05 p.m. Eastern Time on Wednesday, December 4, 2019
▪	Finance & Insurance Panel Time and Date: 3:05 p.m. Eastern Time on Wednesday, December 4, 2019

A softcopy of the Company’s presentation material provided at the event will be available at www.group1corp.com/company-presentations.

About Group 1 Automotive, Inc.
Group 1 owns and operates 184 automotive dealerships, 240 franchises, and 49 collision centers in the United States, the United Kingdom and Brazil that offer 31 brands of automobiles. Through its dealerships, the Company sells new and used cars and light trucks; arranges related vehicle financing; sells service contracts; provides automotive maintenance and repair services; and sells vehicle parts.

Investors please visit www.group1corp.com, www.group1auto.com, www.group1collision.com, www.facebook.com/group1auto, and www.twitter.com/group1auto, where Group 1 discloses additional information about the Company, its business, and its results of operations.

Investor contacts:
Sheila Roth
Manager, Investor Relations
Group 1 Automotive, Inc.
713-647-5741 | sroth@group1auto.com

Media contacts:
Pete DeLongchamps
Senior V.P. Manufacturer Relations, Financial Services and Public Affairs
Group 1 Automotive, Inc.
713-647-5770 | pdelongchamps@group1auto.com
or
Clint Woods
Pierpont Communications, Inc.
713-627-2223 | cwoods@piercom.com